                                                                    Exhibit 3.15

                                    DELAWARE
                                 ---------------

                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "CASELLA NH POWER CO., LLC" AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF FORMATION, FILED THE SIXTH DAY OF SEPTEMBER, A.D. 2001, AT 12 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.


[SEAL]                                /s/ Harriet Smith Windsor
                                      -----------------------------------------
                                      Harriet Smith Windsor, Secretary of State

3433266 8100H                           AUTHENTICATION:  1782991

020316429                                         DATE:  05-17-02

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 12:00 PM 09/06/2001
                                                          010441125 - 3433266

                            CERTIFICATE OF FORMATION
                                       OF
                            CASELLA NH POWER CO., LLC

          This Certificate of Formation of Casella NH Power Co., LLC (the "LLC"), dated as of August 31, 2001, is being duly executed and filed by KTI, Inc., as an authorized person, to a form limited liability company under the Delaware Limited Liability Company Act (6 DEL.C. 18-101, ET SEQ.).

          FIRST. The name of the limited liability company formed hereby is Casella NH Power Co., LLC.

          SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          THIRD. The name and address of the registered, agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          FOURTH. KTI, Inc., a New Jersey corporation ("Member"), is the sole member of the LLC.

          FIFTH. The LLC is member-managed and has no managers. Member acting alone, and without the consent of any other person, is authorized to manage and control the business and affairs of the LLC and to take any and all action in the name and on behalf of the LLC. Without limiting the foregoing, Member as the sole member of the LLC may delegate such of its rights and powers to manage and control the business and affairs of the LLC to such officers with such titles, duties and responsibilities as Member shall from time to time determine to be necessary or advisable.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                    KTI, INC., Authorized Person

                                                    By: /s/ James W. Bohlig
                                                        ------------------------
                                                        James W. Bohlig
                                                        Vice President